NEUBERGER BERMAN INCOME FUNDS(R)
                  NEUBERGER BERMAN INSTITUTIONAL CASH FUND(SM)

         PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS DECEMBER 21, 2004

The undersigned appoints as proxies Robert Conti, Frederic Soule and Claudia A. Brandon, and each of them (with power of substitution), to vote all the undersigned's shares in Neuberger Berman Institutional Cash Fund, a series of Neuberger Berman Income Funds ("Neuberger Fund") at the Special Meeting of Shareholders to be held on December 21, 2004 at 10:30 a.m. Eastern Time at the offices of Neuberger Berman Management Inc., 605 Third Avenue, 41st Floor, New York, New York 10158-3698, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. THIS PROXY ALSO GRANTS DISCRETIONARY POWER TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                               VOTE TODAY BY MAIL,
                        TOUCH-TONE PHONE OR THE INTERNET
                          CALL TOLL-FREE 1-888-221-0697
                          OR LOG ON TO WWW.PROXYWEB.COM

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***Control Number: 999 999 999 999 99***         Please fold and detach card at perforation before mailing
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               YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF
            YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THE
                OTHER SIDE OF THIS PROXY CARD AND RETURN IT PROMPTLY IN THE
                                    ENCLOSED ENVELOPE.

              PLEASE FILL IN THE BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR
                 NUMBER 2 PENCIL. PLEASE DO NOT USE FINE POINT PENS. [X]

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                                                                          FOR      AGAINST    ABSTAIN

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1.  To   approve   an   Agreement   and  Plan of  Reorganization          [ ]        [ ]        [ ]
providing   for    the  reorganization   of   Neuberger   Berman
Institutional  Cash  Fund,  a series  of Neuberger Berman Income
Funds, into Neuberger Berman  Institutional  Cash Fund, a series of Neuberger Berman Institutional Liquidity Series.

2.  To transact such other  business as  may properly come before         [ ]        [ ]        [ ]
the meeting and any adjournment thereof.
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                   THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


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                                                     [NAME AND ADDRESS]

                                                     PLEASE  SIGN  EXACTLY AS  NAME APPEARS HEREON. IF
                                                     SHARES ARE HELD IN THE NAME OF JOINT OWNERS, EACH
                                                     SHOULD   SIGN.    ATTORNEYS-IN-FACT,   EXECUTORS,
                                                     ADMINISTRATORS,  ETC.  SHOULD  SO  INDICATE.   IF
                                                     SHAREHOLDER  IS  A  CORPORATION  OR  PARTNERSHIP,
                                                     PLEASE SIGN IN FULL CORPORATE OR PARTNERSHIP NAME
                                                     BY AUTHORIZED PERSON.

                                                     Date _______________________________________

                                                     (Please sign in box)
                                                     -------------------------------------------------


                                                     -------------------------------------------------
                                                     Signature (owner, trustee, custodian, etc.)
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